Exhibit 99.1

Lucid Diagnostics Announces Proposed Public Offering of Common Stock

NEW YORK, September 9, 2025 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”), a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM), today announced its intention to offer shares of common stock through an underwritten public offering. The Company also plans to grant the underwriters a 30-day option to purchase additional shares of common stock. Proceeds from the offering are expected to support working capital and general corporate purposes. Completion of the offering remains subject to market conditions, with no assurance regarding its timing, size, or terms.

Canaccord Genuity LLC and BTIG, LLC are acting as joint bookrunners of the offering and Maxim Group LLC is acting as co-manager of the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-268560) declared effective by the Securities and Exchange Commission on December 6, 2022. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission, together with an accompanying base prospectus. The securities may be offered only by means of a written prospectus forming a part of the effective registration statement. Copies of the prospectus supplement relating to the offering, together with the accompanying base prospectus, may be obtained, when available, from the Securities and Exchange Commission’s website at http://www.sec.gov, or from Canaccord Genuity LLC, Attention: Syndicate Department, One Post Office Square, Suite 3000, Boston, MA 02109, or by email at prospectus@cgf.com or BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at btig-ibd-equitycapitalmarkets@btig.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock. Lucid will not, and has been advised by the underwriters that they and their affiliates will not, sell any of the shares of common stock in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal reflux disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, represent the first and only commercially available tools designed with the goal of preventing cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information about Lucid, please visit www.luciddx.com and for more information about its parent company PAVmed, please visit www.pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact:

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com